Registration No. [  ]
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FORM S-1/A 4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Health Directory Inc.
(Exact Name of Registrant in its Charter)

Nevada
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

6312 Seven Corners Center, # 303
Falls Church, VA 22044
Phone: 202-379-2834
 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

VCorp Services, LLC
4675 W. Teco Avenue, Suite 240
Las Vegas, Nevada 89118
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.0001 par value per share	759,400	$0.05	$37,970.00	$4.41

(1) This Registration Statement covers the resale by our selling shareholders of up to 759,400 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated October , 2011

Health Directory Inc.

759,400 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus is:  October 4 , 2011

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Health Directory, Inc.

Overview

We were incorporated in the State of Nevada on September 29, 2010 as Health Directory, Inc. and are based in Falls Church, VA. We are a development stage company and have not yet commenced operations. However, we are proceeding with our stated business plan of creating and providing a health related online directory. We have begun taking certain steps in furtherance of our business plan, including the construction and implementation of our fully functioning website. As part of our business plan, we seek to potentially link over fifty advertisers who provide various medical services and gain commission on everything sold based on the advertisers’ products and services.

We are a health related online directory, linking over fifty advertisers who provide various medical services. This online portal gains commission on everything sold based on their products and services. A built in tracking system cohesively tracks all clicks and sales generated by affiliates from our website. Advertisers are responsible for any logistics from customer service to the delivery of products. By providing this service to numerous advertising website sub-domains, we believe we will be able to earn revenues through our one website. Our health related online directory offers a network of alternative medical services and products for customers who need natural, non-prescription products through the internet. It currently provides the following services:

•	Men’s Health
•	Women’s Health
•	Anti-Aging
•	General Health
•	Live 1-on-1 chats with Doctors
•	Sexual Health
•	Herbal Supplements
•	Nutritional Supplements
•	Pharmacy

We do not consider ourself to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Specifically, while in the development stage, we are proceeding with our business plan by constructing and implementing an online health related directory. We have taken certain steps in furtherance of this business plan including establishing the website and programming. Our website is fully functioning and is capable of accepting orders from customers. We will earn a commission on each sale made through our website.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

Our principal executive office is located at 6312 Seven Corners Center, # 303, Falls Church, VA 22044 and our telephone number is 202-379-2834.

Our website is www.healthdirectoryresults.com.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from September 29, 2010 (inception) through March 31, 2011 are derived from our unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from Inception through March 31, 2011
STATEMENT OF OPERATIONS
Revenues	-
Professional Fees	$7,175
General and Administrative Expenses	$-
Total Operating Expenses	$2,000
Net Loss	$(9,175)

As of March 31, 2011
BALANCE SHEET DATA
Cash	$25,000
Total Assets	$38,070
Total Liabilities	$7,175
Stockholders’ Equity	$38,070

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY IN WHICH TO EVALUATE OUR BUSINESS.

We were incorporated in Nevada on September 29, 2010.  We have no revenue to date and have a limited operating history upon which an evaluation of our future success or failure can be made. We estimate needing approximately $50,000 in order to fund our business operations for the next twelve months. In addition, we estimate needing approximately $30,000 each year thereafter in order to be able to sustain our continued business operations as a public company. If we are unable to generate the sufficient revenues needed to sustain our business operations, we may have to delay or cease the implementation of our business strategy.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by constructing, updating and modifying its portal website for the movie community. If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANIES.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop an effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our service

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a portal that meets industry standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR ABILITY TO GENERATE REVENUE IS DEPENDENT UPON THE ABILITY OF OUR ADVERTISERS TO GENERATE SALES.

We earn revenue as a percentage of sales made on products and services offered by vendors on our website. To the extent that minimal sales needed to generate the revenue needed to sustain our operations are not made, we may not be able to continue our business operations.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price and performance characteristics. We expect that we will be required to continue to invest in upgrading our website to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our more established competitors, who provide similar services, currently compete for the same pool of customers as well as compete for prospective advertisers. These competitors may make it difficult to attract customers as well as obtain revenue streams from advertising businesses.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF HUMAIRA HAIDER. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Humaira Haider, our President and Chief Executive Officer. We currently have an employment agreement with Humaira Haider which expires on April 30, 2014. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes quoted in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

AS A SMALLER REPORTING COMPANY, OUR MANAGEMENT WILL BE REQUIRED TO PROVIDE A REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING, BUT WILL NOT BE REQUIRED TO PROVIDE AN AUDITOR’S ATTESTATION REGARDING SUCH REPORT AND MANAGEMENT’S REPORT NEED NOT BE PROVIDED UNTIL OUR SECOND ANNUAL REPORT. THEREFORE POTENTIAL INVESTORS MAY NOT BE MADE AWARE OF ANY ASSESSED WEAKNESS THAT COULD RESULT IN A MISSTATEMENT TO OUR FINANCIAL STATEMENTS.

As a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, but will not be required to provide an auditor’s attestation regarding such report and management’s report need not be provided until our second annual report.  Investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective which could have a material adverse effect on the Company’s financial condition or result of operations and such information is not required to be disclosed to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 759,400 shares of our common stock held by 35 shareholders. Such shareholders include the holders of the 759,400 shares sold in our private offering pursuant to Regulation D Rule 506 completed in May 2011 at an offering price of $0.05.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  October 4 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Tanya McGinley	26,000	26,000	0	*
Kiko Montes	24,000	24,000	0	*
Diego A. Barrera	28,000	28,000	0	*
Caroline Tsai	18,000	18,000	0	*
Chad Houchen	24,000	24,000	0	*
Sam Huber	22,000	22,000	0	*
Alisha Frias	20,000	20,000	0	*
Tatyana Sakovitch	32,000	32,000	0	*
Shane Boyce	26,000	26,000	0	*
Abraham Villon	32,000	32,000	0	*
Loren Endemano	17,000	17,000	0	*
Devin Christy	18,000	18,000	0	*
Daniel Barrera	26,000	26,000	0	*
Maureen Saccio	20,000	20,000	0	*
Dena Upton	22,000	22,000	0	*
Sage Coody	20,400	20,400	0	*
Ramses Munoz	20,000	20,000	0	*
Morgan Dinerstein	18,600	18,600	0	*
Patrick M. Drayer	22,000	22,000	0	*
Jonathan Bartock	24,000	24,000	0	*
Tim O’Brien	20,000	20,000	0	*
Arnold Chavarria	18,000	18,000	0	*
Garret Kensler	26,000	26,000	0	*
Shane Macatee	20,000	20,000	0	*
Vito Ernandes	20,000	20,000	0	*
Christian Mayhead	20,000	20,000	0	*
Arlene Bugagon	20,000	20,000	0	*
Arturo Ramirez	18,000	18,000	0	*
Carlo Calderon	26,000	26,000	0	*
Alex Choi	18,000	18,000	0	*
Thomas Tate	17,400	17,400	0	*
John Matthew Weneta	16,000	16,000	0	*
Timothy Cojocnean	17,000	17,000	0	*
Ryan Barela	20,000	20,000	0	*
Joe Reardon	23,000	23,000	0	*

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8.  Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.0001 par value per share, and there are 10,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share. Currently we have 3,759,400 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.

Item 10. Interests of Named Experts and Counsel

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, P.C.  to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on September 29, 2010 as Health Directory, Inc. and are based in Falls Church, VA. We are a development stage company and have not yet commenced operations. However, we are proceeding with our stated business plan of creating and providing a health related online directory. We have begun taking certain steps in furtherance of our business plan, including the construction of a website. As part of our business plan, we seek to potentially link over fifty advertisers who provide various medical services and gain commission on everything sold based on the advertisers’ products and services.

We are a health related online directory, which will potentially link over fifty advertisers who provide various medical services. This online portal gains commission on everything sold based on their products and services. A built in tracking system cohesively tracks all clicks and sales generated by affiliates from our website. Advertisers are responsible for any logistics from customer service to the delivery of products. By providing this service to numerous advertising website sub-domains, we believe we will be able to earn revenues through our one website. Our health related online directory offers a network of alternative medical services and products for customers who need natural, non-prescription products through the internet. It currently provides the following services:

•	Men’s Health
•	Women’s Health
•	Anti-Aging
•	General Health
•	Live 1-on-1 chats with Doctors
•	Sexual Health
•	Herbal Supplements
•	Nutritional Supplements
•	Pharmacy

Business Strategy and Objectives

Our automated online health directory allows our customers to advertise through our website, while keeping track of all sales generated through our directory. In that regard, our online portal gains commission on all sales generated through the website. A sophisticated tracking system cohesively works with our website HTML code which tracks all clicks and sales generated by affiliates linked to our website. Our website also provides a “Live Chat” option, allowing visitors to pay a medical doctor by the minute for medical advice.

Our objective for the 2011 fiscal year is to become the leading online health directory website. The Company expects to accomplish this objective by implementing a well-built online marketing practice.

We believe that the key to our success is based on a few key factors. First, the website is maintained by HostGator. The website requires low maintenance, and all customers are responsible for interacting and responding to their own clients. Our customers are the product and service providers who would like advertise their products and services on our website. Second, our website is convenient for visitors because it provides information in one location that is available 24 hours per day, 7 days per week. We also believe that we will obtain a strong reputation in the field by our affiliation with companies that are recognized as having the experience, credibility and dedication that visitors seek. Finally, by using Pay-Per-Click, Search Engine Optimization and other forms of online advertising, we expect that our website will maintain a monthly marketing plan that will result in additional clients and revenues.

Products and Services

We provide thirty sub-domain links where visitors can view, read, and buy products and services by other affiliate companies. With these thirty sub-domain links, Health Directory gains a certain amount of commission based on each product or service. This is all tracked using a tracking system, which is on our current domain. Our commissions earned are deposited directly into our bank account by our customers. Our CEO reconciles the accounts once a week.

Our website is commission based. As such prices are controlled by our affiliate partners and we generate revenues in the form of commissions from all sales generated from our website. These sales are maintained and tracked through a sales tracking system, which is linked through our HTML coding system. Our commission rate varies based on the product or service sold.

Market Opportunity

Through the internet, most people nowadays research their symptoms and shop online. Health Directory carries a 24 hours per day, 7 days per week live chat service for customers who need 1-on-1 conversations with real doctors. This service is used for questions and concerns, which might be useful and will make it easier for customers to gain information rather than to pay for expensive doctor visits.

We plan to link our website with thirty sub-domain websites, listed under Products and Services, which we will receive all commission earnings from each sale. By combining thirty sub-domain directories with Live Medical Chats, monthly advertisers, and Google Ad sense, we hope that HealthFindersDirectory.com will become the portal to a diverse set of health products and health information.

Due to the current economic downturn, and the soaring unemployment rates, we believe that the population is beginning to consider investing in their health and well-being. There is currently a growing number of citizens in the United States living without health insurance. As such, we believe that the current market will eventually become less reliant on face to face doctor visits and more reliant on web-based health information. As such, we have created a live chat feature, allowing potential clients to chat one on one with medical doctors.

Website Marketing Strategy & Revenue Generation

We are a start-up company focused on building stable and long-term marketing programs. As such, we are focused on a strategic Internet marketing campaign consisting of Google Ad words. We provide thirty sub-domain links where visitors can view, read, and buy products and services from other companies who use our website as a platform to sell their products/services., instead of building and maintaining their own website. We earn a certain amount of commission based on each product sale. If a specific product/service is not selling, we can remove this product from our site at any time.
Our website marketing strategies can be broken into 4 segments:

Google Ad-sense: Ad-sense is an application which is run by Google, by managing our website text, images, and advertisements; by monetizing our content we generate revenue by having our visitors click on these links.

Social Media Optimization: Due to the current Internet market focusing on Social Media website, we will begin participating and creating a social status which will bring forth more loyal customers, reliability, and image towards the company.

Search Engine Optimization: Search Engine Optimization otherwise known as SEO, will make our website's content worthy of higher search engine ranking by being more relevant and competent than our competitors. After a few months worth of optimization, HealthFindersDirectory.com's goal is to begin ranking near our competitors on search engines.

Blogs: Blogs are another current Internet strategy many companies are focusing on. By blogging updates and affiliate products, Health Directory Inc. will be engaging to future clients and visitors in an affable manner.

Competition

We are aware of other health directory related websites that provide similar services as the ones we seek to provide. These websites include: HealthBegin.com, Healthdirectorymoz.com, DirectoryHealthy.com, and TheHealthLinks.com. We believe that Health Directory, Inc. will be able to increase customer interest and improve recognition and acceptance of our affiliate’s products by investing in a strong marketing campaign, increasing our monthly ad word budget and maintaining strong customer loyalty programs through our affiliates.

We plan to provide an organized and professional website with working links to actual products and services with few sub-domains with non-effective spam. We believe that the avoidance of excessive advertising on our site will result in greater customer loyalty .

Employees

As of October 4 , 2011, we have one (1) employee. Our President and sole officer and director spends approximately 20 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 6312 Seven Corners Center, # 303, Falls Church, VA 22044.  Our telephone number is 202-379-2834.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition  under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Health Directory Inc.
(A Development Stage Company)

March 31, 2011

Index to Financial Statements

Content	Pages

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of March 31, 2011	F-2

Statement of Operations for the period from September 29, 2010 (Inception) through March 31, 2011	F-3

Statement of Stockholders’ Equity for the period from September 29, 2010 (Inception) through March 31, 2011	F-4

Statement of Cash Flows for the period from September 29, 2010 (Inception) through March 31, 2011	F-5

Notes to the Financial Statements	F-6

Interim Financial Statements for the Three Months Ended June 30, 2011 and for the Period from September 29, 2010 (Inception) through June 30, 2011 (Unaudited)	F- 12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Health Directory Inc.
(A development stage company)
Falls Church, Virginia

We have audited the accompanying balance sheet of Health Directory Inc. (a development stage company) (the “Company”), as of March 31, 2011 and the related statements of operations, stockholders’ equity and cash flows for the period from September 29, 2010 (inception) through March 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from September 29, 2010 (inception) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a deficit accumulated during the development stage at March 31, 2011 and had a net loss for the period from September 29, 2010 (inception) through March 31, 2011, respectively with no revenue earned since inception, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

May 27, 2011

HEALTH DIRECTORY INC.
(A Development Stage Company)
BALANCE SHEET

March 31, 2011

ASSETS

CURRENT ASSETS

Cash	$25,000

Stock subscriptions receivable	13,070

Total Current Assets	38,070

TOTAL ASSETS	$38,070

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued expenses	$7,175

Total Current Liabilities	7,175

TOTAL LIABILITIES	7,175

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding
-
Common stock: $0.001 par value; 500,000,000 shares authorized;
2,759,400 shares issued and outstanding	2,759

Additional paid-In capital	37,311
Deficit accumulated during the development stage	(9,175)

Total Stockholders' Equity	30,895

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,070

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the Period from
September 29, 2010
(inception) through
March 31, 2011

REVENUE	$-

OPERATING EXPENSES:

PROFESSIONAL FEES	7,175

COMPENSATION	2,000

TOTAL OPERATING EXPENSES	9,175

LOSS BEFORE INCOME TAXES	(9,175)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(9,175)

Net loss per common shares - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic & diluted	2,209,757

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from September 29, 2010 (Inception) through March 31, 2011

				DEFICIT
				ACCUMULATED
			ADDITIONAL	DURING THE	TOTAL
	COMMON STOCK		PAID-IN	DEVELOPMENT	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	STAGE	EQUITY

September 29, 2010 (Inception)	2,000,000	$2,000	$-	$-	$2,000

Capital contribution			100		100

Shares issued for cash from
December 1, 2010 through
March 31, 2011 at $0.05 per share	759,400	759	37,211		37,970

Net loss				(9,175)	(9,175)

Balance, March 31, 2011	2,759,400	$2,759	$37,311	$(9,175)	$30,895

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the Period from
September 29, 2010
(inception) through
March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(9,175)

Adjustments to reconcile net loss to net cash
used in operating actvitites:

Shares issued for compensation	2,000

Changes in operating assets and liabilities:

Accrued expenses	7,175

Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital contribution	100
Proceeds from sale of common stock	24,900

Net cash flows provided by financing activities	25,000

CASH RECONCILIATION

Net change in cash	25,000
Cash - beginning of period	-

CASH - END OF PERIOD	$25,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$-
Income Taxes Paid	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING:
Common stock issued for subscriptions receivable	$13,070

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
March 31, 2011
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

Health Directory, Inc. (“Health Directory” or the “Company”), a development stage company, was incorporated on September 29, 2010 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to link over fifty advertisers who provide various medical services and earn commission on all sales of the advertisers’ products and services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year-end

The Company elected March 31 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2011; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from September 29, 2010 (inception) through March 31, 2011.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31, 2011.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.
Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.
Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.
Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.
Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $9,175 at March 31, 2011 and a net loss from operations of $9,175 for the period from September 29, 2010 (inception) through March 31, 2011, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 10,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

Common stock

Common stock includes 500,000,000 shares authorized at a par value of $0.001, of which 2,000,000 shares have been issued to the Chief Executive Officer at their par value of $0.001 per share or $2,000 for compensation upon formation of the Company.

For the period from December 1, 2010 through December 31, 2010, the Company sold 252,000 shares of its common stock at $0.05 per share or $12,600 in aggregate to 10 individuals.

For the period from January 1, 2011 through March 31, 2011, the Company sold 507,400 shares of its common stock at $0.05 per share or $25,370 in aggregate to 25 individuals.

Payments received from stock subscription receivable

On April 6, 2010, April 7, 2010 and April 13, 2010, payments of $13,070 in the aggregate were received from the sale of 261,400 of the 759,400 shares sold from December 1, 2010 through March 31, 2011. Since these payments were received prior to the issuance of these financial statements, they were reflected as an asset on the balance sheet as of March 31, 2011.

Capital contribution

In October 2010, the Company’s Chief Executive Officer contributed $100 for the general working capital to the Company.

NOTE 5 – RELATED PARTY TRANSACTION

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

NOTE 6 – INCOME TAXES

Deferred tax assets

At March 31, 2011 the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $9,175 that may be offset against future taxable income through 2031.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $3,120 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $3,120.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $3,120 for the period ended March 31, 2011.

Components of deferred tax assets at March 31,2011are as follows:

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,120
Less valuation allowance	(3,120)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage   of income before income taxes is as follows:

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Entry into an employment agreement

            The Company entered into an employment agreement (“Employment Agreement”) with its president and chief executive officer (“Employee”) commencing May 1, 2011, which requires that the Employee be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

HEALTH DIRECTORY INC.
(A Development Stage Company)
BALANCE SHEETS

	June 30, 2011	March 31, 2011
	(Unaudited)

ASSETS

CURRENT ASSETS

Cash	$31,912	$25,000

Stock subscriptions receivable	-	13,070

Total Current Assets	31,912	38,070

TOTAL ASSETS	$31,912	$38,070

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued expenses	$8,830	$7,175

Total Current Liabilities	8,830	7,175

TOTAL LIABILITIES	8,830	7,175

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding
	-	-
Common stock: $0.001 par value; 500,000,000 shares authorized;
2,759,400 shares issued and outstanding	2,759	2,759

Additional paid-In capital	37,311	37,311
Deficit accumulated during the development stage	(16,988)	(9,175)

Total Stockholders' Equity	23,082	30,895

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$31,912	$38,070

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

		For the Period from
	For the three months	September 29, 2010
	ended	(inception) through
	June 30, 2011	June 30, 2011
	(Unaudited)	(Unaudited)

REVENUE	$-	$-

OPERATING EXPENSES:

GENERAL AND ADMINISTRATIVE	194	194

PROFESSIONAL FEES	6,619	13,794

COMPENSATION	1,000	3,000

TOTAL OPERATING EXPENSES	7,813	16,988

LOSS BEFORE INCOME TAXES	(7,813)	(16,988)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(7,813)	$(16,988)

Net loss per common shares - basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding - basic & diluted	2,759,400	2,392,304

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from September 29, 2010 (Inception) through June 30, 2011
(Unaudited)

				DEFICIT
				ACCUMULATED
			ADDITIONAL	DURING THE	TOTAL
	COMMON STOCK		PAID-IN	DEVELOPMENT	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	STAGE	EQUITY

September 29, 2010 (Inception)	2,000,000	$2,000	$-	$-	$2,000

Capital contribution			100		100

Shares issued for cash from
December 1, 2010 through
March 31, 2011 at $0.05 per share	759,400	759	37,211		37,970

Net loss				(9,175)	(9,175)

Balance, March 31, 2011	2,759,400	2,759	37,311	(9,175)	30,895

Net loss				(7,813)	(7,813)

Balance, June 30, 2011	2,759,400	$2,759	$37,311	$(16,988)	$23,082

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		For the Period from
	For the three months	September 29, 2010
	ended	(inception) through
	June 30, 2011	June 30, 2011
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(7,813)	$(16,988)

Adjustments to reconcile net loss to net cash used in operating actvitites:

Shares issued for compensation	-	2,000

Changes in operating assets and liabilities:

Accrued expenses	1,655	8,830

Net cash used in operating activities	(6,158)	(6,158)

CASH FLOWS FROM FINANCING ACTIVITIES

Capital contribution	-	100
Collection of stock subscription receivable	13,070	-
Proceeds from sale of common stock	-	37,970

Net cash provided by financing activities	13,070	38,070

CASH RECONCILIATION

Net change in cash	6,912	31,912
Cash - beginning of period	25,000	-

CASH - END OF PERIOD	$31,912	$31,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING:
Common stock issued for subscriptions receivable	$-	$13,070

See accompanying notes to the financial statements

HEALTH DIRECTORY INC.
(A Development Stage Company)
June 30, 2011
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Health Directory, Inc. (“Health Directory” or the “Company”), a development stage company, was incorporated on September 29, 2010 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to link over fifty advertisers who provide various medical services and earn commission on all sales of the advertisers’ products and services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) of Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the audited financial statements of the Company for the period from September 29, 2010 (inception) through March 31, 2011 and notes thereto contained in the information as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include the fair value of financial instruments; income tax provision and valuation allowance of deferred tax assets.  These significant accounting estimates bear the risk of change due to the fact that there are uncertainties attached to those estimates and certain estimates are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fiscal year-end

The Company elected March 31 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b.  Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f.  other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that any matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

The estimated future tax effects of temporary differences, if any, between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.  There were no potentially dilutive shares outstanding as of June 30, 2011.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events.   The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $16,988 at June 30 2011 and a net loss of $7,813 and net cash used in operating activities of $6,158 for the three months ended June 30, 2011, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 10,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

Common stock

Common stock includes 500,000,000 shares authorized at a par value of $0.001, of which 2,000,000 shares have been issued to the Chief Executive Officer at their par value of $0.001 per share or $2,000 for compensation upon formation of the Company.

For the period from December 1, 2010 through December 31, 2010, the Company sold 252,000 shares of its common stock at $0.05 per share or $12,600 in aggregate to 10 individuals.

For the period from January 1, 2011 through March 31, 2011, the Company sold 507,400 shares of its common stock at $0.05 per share or $25,370 in aggregate to 25 individuals.

Payments received from stock subscription receivable

On April 6, 2010, April 7, 2010 and April 13, 2010, payments of $13,070 in the aggregate were received from the sale of 261,400 of the 759,400 shares sold from December 1, 2010 through March 31, 2011. Since these payments were received prior to the issuance of these financial statements, they were reflected as an asset on the balance sheet as of March 31, 2011.

Capital contribution

In October 2010, the Company’s Chief Executive Officer contributed $100 for the general working capital to the Company.

NOTE 5 – RELATED PARTY TRANSACTION

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Entry into an employment agreement

            The Company entered into an employment agreement (“Employment Agreement”) with its president and chief executive officer (“Employee”) commencing May 1, 2011, which requires that the Employee be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

NOTE 6 – INCOME TAXES

Deferred tax assets

At June 30, 2011, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $16,988 that may be offset against future taxable income through 2031.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $5,776 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $5,776.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $2,656 for the three months ended June 30, 2011.

Components of deferred tax assets at June 30,2011are as follows:

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$5,776
Less valuation allowance	(5,776))
Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage   of income before income taxes is as follows:

Federal statutory income tax rate	34.0%	%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%	%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of October 4 , 2011 we have 36 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We were incorporated in the State of Nevada on September 29, 2010 as Health Directory Inc. and are based in Falls Church, Virginia. We are a development stage company.  Specifically, while in the development stage, we are proceeding with our business plan by providing a health related online directory. We have begun taking certain steps in furtherance of our business plan by constructing and updating our website.

Plan of Operation

We are a health related online directory, linking advertisers who provide various medical services. We provide thirty sub-domain links where visitors can view, read, and buy products and services from our customers. With these thirty sub-domain links, Health Directory gains a certain amount of commission based on each product or service. This is all tracked using a tracking system, which is on our current domain. Advertisers are responsible for any logistics from customer service to the delivery of products.

Currently our business relies on getting business through Google AD searches however, we expect to begin marketing our website in the third quarter. We anticipate incurring $1,200 each quarter in marketing expenses. Over the next twelve months we will continue testing products on our website to determine which products/services generate the most revenue for us. We expect the trend of on-line shopping to increase.

Results of Operations

For the period from September 29, 2010 (inception) through June 30, 2011, we had no revenue. Expenses for the three month period ended June 30, 2011, resulting in a net loss of $7,813. Expenses for the period from September 29, 2010 (inception) through June 30, 2011 totaled $16,988 resulting in a net loss of $16,988.

Capital Resources and Liquidity

As of June 30, 2011 we had $31,912 in cash, We received proceeds equal to $38,070 related to the sale of 759,400 common shares of stock through our private offering on November 29, 2010 and incurred $7,813 in expenses for the three month period ended June 30, 2011 . Our management anticipates utilizing $4,800  of the capital raised for marketing expenses and approximately $20,200 towards salary and other operational expenses, excluding legal and accounting fees. We anticipate our legal, auditing, and filing costs to increase as a result of being a public company. We expect our legal, accounting and various filing fees will amount to approximately $25,000 in our first year as a result of being a public company . We anticipate that we will need approximately $50,000 in the first twelve months in order to maintain our day to day operations. We believe that if our customers combined are able to achieve on average 10 sales per day at an average commission to us equal to $60 per sale, we will be able to meet our long term and short term cash flow needs by generating expected revenues equal to $18,000 per month. If we are unable to meet our short term or long term cash flow needs, our CEO will contribute the capital needed to maintain operations. If we are unable to meet our short term or long term cash flow needs, we may have to delay or cease the implementation of our business strategy.

Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of October 4 , 2011. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until she resigns, are removed by the Board, or her successor is elected and qualified.

Name	Age	Position
Humaira Haider	40	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Humaira Haider, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director.Humaira Haider is the founder of Health Directory Inc. She has spent the last four years working as an intern at various hospitals as follows: UCLA Medical Center, Los Angeles, California (2009 – 2011), Cedars Sinai Medical Center, Los Angeles, California (2008 – 2009), and Yale New Haven Hospital, New Haven, Connecticut (2007 – 2008). As an intern at each of the aforementioned hospitals, she spent most of her time assisting surgeons as needed in the emergency room. Prior to being an intern, Dr. Haider, received a PhD degree from the University of Heidelberg, Germany in 2006 and an MD and  bachelor’s degree in Microbiology from the University of Maryland in 1996.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the period from September 29, 2010 (Inception) through March 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Humaira Haider, President, Chief Financial Officer, Treasurer, Secretary, Director	2010	$0	0	$150.00	(1) (2)	0	0	0	0	$150.00

(1) 2,000,000 shares have been issued to our Chief Executive Officer at par value $0.0001 per share for compensation upon formation of the Company.  The shares were issued for services and are not stock options and therefore there is no black-scholes assumption.

(2) The amount of the stock award is not calculable through the latest practicable date. We expect to be able to determine the amount of the stock award once our stock is publically traded. Such amount will be disclosed by the Company under Item 5.02(f) of Form 8-K.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through  March 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through  March 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We entered into an employment agreement (“Employment Agreement”) with our president and chief executive officer , Humaira Haider, commencing May 1, 2011, which requires that Ms. Haider be paid a minimum of $500 per month for three (3) years from date of signing. Either Ms. Haider or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 4 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Humaira Haider	3,000,000	76.92%
5806 Falls Gate Court
Falls Church, VA 22041

All Executive Officers and Directors as a group (1 person)	3,000,000	76.92%

(1) Based on 3,759,400 shares of common stock outstanding as of October 4 , 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Immediately after incorporation of the Company on September 29, 2010 we issued 3,000,000 shares of common stock to Humaira Haider for consideration of founder services.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Health Directory Inc.

3,759,400 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is  October 4 , 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$4.41
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.41

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on September 29, 2010 and 3,000,000 shares of common stock were issued to Humaira Haider for consideration of founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Haider had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 29, 2010 the Company commenced a Regulation D Rule 506 offering with a total of 759,400 shares of common stock to 35 investors, at a price per share of $0.05 for an aggregate offering price of $37,970.00. The Company completed the Regulation D Rule 506 offering on May 20, 2011. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Tanya McGinley	26,000	26,000
Kiko Montes	24,000	24,000
Diego A. Barrera	28,000	28,000
Caroline Tsai	18,000	18,000
Chad Houchen	24,000	24,000
Sam Huber	22,000	22,000
Alisha Frias	20,000	20,000
Tatyana Sakovitch	32,000	32,000
Shane Boyce	26,000	26,000
Abraham Villon	32,000	32,000
Loren Endemano	17,000	17,000
Devin Christy	18,000	18,000
Daniel Barrera	26,000	26,000
Maureen Saccio	20,000	20,000
Dena Upton	22,000	22,000
Sage Coody	20,400	20,400
Ramses Munoz	20,000	20,000
Morgan Dinerstein	18,600	18,600
Patrick M. Drayer	22,000	22,000
Jonathan Bartock	24,000	24,000
Tim O’Brien	20,000	20,000
Arnold Chavarria	18,000	18,000
Garret Kensler	26,000	26,000
Shane Macatee	20,000	20,000
Vito Ernandes	20,000	20,000
Christian Mayhead	20,000	20,000
Arlene Bugagon	20,000	20,000
Arturo Ramirez	18,000	18,000
Carlo Calderon	26,000	26,000
Alex Choi	18,000	18,000
Thomas Tate	17,400	17,400
John Matthew Weneta	16,000	16,000
Timothy Cojocnean	17,000	17,000
Ryan Barela	20,000	20,000
Joe Reardon	23,000	23,000

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws* *
5.1	Opinion of Sichenzia Ross Friedman Ference Anslow , LLP
10.1	Form Subscription Agreement* *
10.2	Employment agreement with Ms. Humaira Haider, dated May 1, 2011* *
23.1	Consent of Li & Company, P.C.
23.2	Consent of Counsel, as in Exhibit 5.1

*   Filed as an exhibit to the S-1 Registration Statement filed with the SEC on July 14, 2011 and herein incorporated by reference.
** Filed as an exhibit to the S-1 Registration Statement filed with the SEC on May 27, 2011 and herein incorporated by reference.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Church Falls, State of Virginia on  October 4 , 2011.

Health Directory Inc.

/s/ Humaira Haider
Name: Humaira Haider Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/Humaira Haider
Humaira Haider
President, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer